Exhibit 4.4
[FORM OF REGISTRATION RIGHTS AGREEMENT]
     REGISTRATION RIGHTS AGREEMENT, dated as of                           , 20      (the “Agreement”), by and between Goldman Sachs 20      Exchange Place Fund, L.P. (the “Fund”) and The Goldman Sachs Group, Inc. (“GS Group”).
     WHEREAS, pursuant to the Amended and Restated Plan of Incorporation (the “Plan”) of The Goldman Sachs Group, L.P. (“Group LP”) adopted on April 30, 1999 and Article Twelfth of the Amended and Restated Certificate of Incorporation of GS Group, GS Group’s Board of Directors is expressly authorized to grant registration rights to current and former directors and employees of GS Group and its subsidiaries and affiliates and former partners and employees of Group LP and its subsidiaries and affiliates (each a “GS Holder”);
     WHEREAS, the limited partners of the Fund (the “Limited Partners”) will initially include GS Holders who have contributed shares of common stock, par value $0.01 per share, of GS Group (“GS Stock”) to the Fund;
     WHEREAS, on the last business day of the month in which the seventh anniversary of the last contribution of any securities to the Fund by a Limited Partner occurs, the Fund will distribute any shares of GS Stock held by the Fund at such time (the “Registrable Securities”) to the persons who at such time constitute the Limited Partners (the “Distribution”);
     WHEREAS, the resale of GS Stock by the Limited Partners following the Distribution may not be exempt from registration under the Securities Act of 1933 (the “Securities Act”);
     WHEREAS, GS Group will receive certain benefits from the contribution of GS Stock by the GS Holders to the Fund and wishes to facilitate such contribution; and
     WHEREAS, pursuant to and in accordance with its authority under applicable law and the authority contained in the Plan and GS Group’s Amended and Restated Certificate of Incorporation, GS Group’s Board of Directors has determined that GS Group shall enter into this Agreement;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Registration Statement. (a) Prior to the Distribution, GS Group shall file with the Securities and Exchange Commission (the “SEC”) a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering all of the Registrable Securities (the “Registration Statement”). Each reference in this Agreement to the Securities Act, any regulation thereunder or any other law or regulation shall mean, as of any time, such law or regulation (including any successor law or regulation and after giving effect to any amendment) as in effect at such time, as determined by GS Group. GS Group shall use its reasonable efforts to cause the Registration Statement to be declared effective pursuant to the Securities Act as promptly as reasonably practicable following the Distribution and, subject to Section 3 of this Agreement, to keep the Registration Statement effective under the Securities Act for the period from the initial effective date to the earlier of (i) the second anniversary of the Distribution, (ii) the time at which all of the Registrable Securities have been sold in the manner set forth in the Registration Statement, (iii) the time at which all of the Registrable Securities would be freely saleable by a person who is not, and during the then-preceding three months has not been, an affiliate of GS Group under Rule 144(k) under the Securities Act (or would otherwise be freely salable under the Securities Act), as determined by GS Group, or (iv) the time at which all of the Registrable Securities shall have ceased to be outstanding (such period from the initial effective date to the earliest of the times specified in clauses (i) through (iv) of this Section 1, the “Effective Period”).
          (b) The Registration Statement and Prospectus (as defined in Section 3(C) hereof) shall provide for the Participating Limited Partners (as defined in Section 2(a) hereof) to distribute their Registrable Securities by such method or methods of distribution as shall be selected by GS Group, provided that such methods shall permit each Participating Limited Partner to distribute his or her Registrable Securities to or through one or more registered broker-dealers, acting as principal or agent, and, provided, further, that the Participating Limited Partners shall not distribute Registrable Securities in any firm commitment underwritten offering or other organized offering without the prior approval of GS Group (which may be withheld in its sole discretion for any reason and, if given, may be conditioned on GS Group designating the underwriter(s) or selling agent(s) to be employed in such offering). In no event shall GS Group be obligated hereunder to amend or supplement the Prospectus to identify, or enter into any underwriting or other agreement with, or provide any undertaking, information, certificates or documents to, any underwriter, selling agent or other securities professional, it being understood that GS Group’s obligations are limited solely to those set forth herein.
     2. Participating Limited Partners. (a) Limited Partners desiring to register Registrable Securities pursuant to the Registration Statement and who receive such securities in the Distribution (“Participating Limited Partners”) shall be required to execute a counterpart to this Agreement agreeing to be bound by the terms hereof prior to exercising their rights hereunder. Each Participating Limited Partner shall (i) furnish, on a timely basis, to GS Group such information regarding (A) such Participating Limited Partner (including beneficial ownership of securities) and (B) any underwriter, selling agent or other securities professional to or through which such Participating Limited Partner proposes to distribute Registrable Securities, in each case as GS Group may request in writing and may determine is necessary to ensure compliance with applicable law or regulation in connection with the registration of any Registrable Securities pursuant to the Registration Statement, and (ii) notify GS Group promptly of any inaccuracy or change in the information previously furnished by such Participating Limited Partner to GS Group under clause (i) above. Each Participating Limited Partner authorizes GS Group to include any of the information such Participating Limited Partner provides pursuant to this paragraph in the Registration Statement or Prospectus, or any amendment or supplement thereto, in such form and to such extent as GS Group determines is necessary to ensure compliance as provided above.
          (b) GS Group will give notice to the Participating Limited Partners of any date prior to the second anniversary of the Distribution on which the Effective Period ends. Each Participating Limited Partner will complete all offers and sales under the Registration Statement within the Effective Period, and upon expiration of the Effective Period no Participating Limited Partner will offer or sell any Registrable Securities under the Registration Statement. If so directed by GS Group, each Participating Limited Partner will return to GS Group all undistributed copies of the Prospectus (including any amendment or supplement thereto) in his or her possession upon the expiration of such period.
          (c) Registrable Securities shall bear such legends restricting transfer as, and for as long as, GS Group may determine is necessary to ensure compliance with the Securities Act.
     3. Delays; Suspensions. Notwithstanding any provision of this Agreement to the contrary, GS Group shall have the right at any time or from time to time to delay the filing or effectiveness of the Registration Statement or, if the Registration Statement has become effective, suspend the disposition of Registrable Securities pursuant to the Registration Statement, and in each case defer or suspend any action contemplated by Section 4 hereof, for such period of time as is reasonably required under the circumstances as determined by GS Group, in the event (A) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (B) of the receipt by GS Group of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, (C) of the existence of a state of facts or the happening of an event or events (including pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event or events which in the opinion of GS Group might require additional disclosure of material non-public information by GS Group in the Registration Statement or the prospectus (the “Prospectus”) included in the Registration Statement or in any amendment or supplement thereto) which in the opinion of counsel to GS Group might, if not disclosed in the Registration Statement, reasonably result in (y) the Registration Statement, any amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) the Prospectus, any amendment or supplement thereto, or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (D) GS Group determines in good faith that the continued effectiveness of the Registration Statement would materially interfere with any material financing, distribution of securities, acquisition, corporate reorganization or merger or other transaction involving GS Group or any of its subsidiaries; provided that (notwithstanding anything in Section 4(c) hereof to the contrary) GS Group will not be required to provide the Participating Limited Partners with any details or information as to, or even indicate that there has occurred, any such facts or events referred to in clauses (A) to (D) above. (References in this Agreement to a fact or event described in this Section 3 mean a fact or event of the kind described in clause (A), (B), (C) or (D) above.) In addition, GS Group shall be entitled to terminate the Registration Statement, with no further obligation to provide for registration of any securities, if it determines that, due to any change in any applicable law or regulation (or any official interpretation or application thereof by any court or agency), maintaining the Registration Statement would be materially burdensome to GS Group.

     4. Covenants. Subject to Section 3 hereof, GS Group covenants and agrees as follows:
          (a) Following the effective date of the Registration Statement, GS Group will prepare and file with the SEC as soon as reasonably practicable such amendments to the Registration Statement or supplements to the Prospectus as may be reasonably necessary to permit the distribution of the Registrable Securities during the Effective Period;
          (b) GS Group will furnish to the Participating Limited Partners copies of the Registration Statement or the Prospectus (as it may then be amended or supplemented) as may be reasonably requested in order to facilitate the offering and disposition of the Registrable Securities and to permit such persons to satisfy the prospectus delivery requirements of the Securities Act during the Effective Period; and GS Group hereby consents to the use of the Prospectus (as it may then be amended or supplemented) by each of the Participating Limited Partners in connection with the offering and sale of the Registrable Securities covered by the Prospectus (as so amended or supplemented) thereto during the Effective Period;
          (c) GS Group will use its reasonable efforts to notify the Participating Limited Partners promptly of the occurrence during the Effective Period of any fact or event described in Section 3 hereof (provided that GS Group need not give such notice if it has exercised its right under Section 3 hereof, if it has already taken any action required under Section 4(e) below or if no such action is required);
          (d) Prior to any public offering of Registrable Securities, GS Group will use its reasonable efforts to (1) if necessary, register or qualify the Registrable Securities covered by the Registration Statement for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States during the Effective Period as any Participating Limited Partner reasonably shall request and (2) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions for so long as may be necessary to enable any such Participating Limited Partner to complete its distribution of Registrable Securities during the Effective Period; provided, however, that GS Group shall not be required for any such purpose to subject itself to taxation in any such jurisdiction, qualify as a foreign corporation or register as a broker or dealer in any jurisdiction wherein it would not otherwise be required to qualify or register but for the requirements of this clause (d) or consent to general service of process in any such jurisdiction;
          (e) As soon as reasonably practicable after the occurrence of any fact or event of the kind described in Section 3 hereof, GS Group will prepare an amendment to the Registration Statement or a supplement to the Prospectus, any prospectus supplement, or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities and during the Effective Period, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that if the fact or event no longer exists, GS Group shall not be required to prepare and file any such amendment, supplement or document; and

provided further, however, that if there continues to exist a state of facts or an event of the kind described in Section 3 hereof and which in the opinion of counsel to GS Group might reasonably result in the effects contemplated by clause (y) or (z) of such Section 3 and which in the opinion of GS Group might require the disclosure of material, non-public information by GS Group, then for so long as such fact or event continues to exist, GS Group may continue to exercise its right under Section 3 hereof and shall not be required to prepare and file any such amendment, supplement or document pursuant to the terms of this Agreement;
          (f) GS Group will use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement during the Effective Period; and
          (g) During the Effective Period, GS Group will use its reasonable efforts to cause the shares of its common stock constituting Registrable Securities covered by the Registration Statement to qualify for listing on the New York Stock Exchange, Inc. (“NYSE”) or, if the common stock is not then listed on the NYSE, to list such shares on the principal securities exchange on which outstanding common stock of GS Group is then listed, if any.
     5. Discontinuance of Disposition. Each Participating Limited Partner agrees that, upon receipt of any notice from GS Group that GS Group has exercised its right under Section 3 hereof, such Participating Limited Partner will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Participating Limited Partner’s receipt of copies of the amendment, supplement or document contemplated by Section 4(e) hereof, or until it is advised in writing by GS Group that the use of the Prospectus may be resumed, and, if so directed by GS Group, such Participating Limited Partner will deliver to GS Group (at GS Group’s expense) all copies, other than permanent file copies, of the Prospectus then in such Participating Limited Partner’s (or agents thereof) possession, including any amendment or supplement thereto, covering such Registrable Securities at the time of receipt of such notice.
     6. Expenses. GS Group or an affiliate thereof shall pay the following expenses in connection with the Registration Statement: (i) the fees, disbursements and expenses of GS Group’s (or any controlled affiliate’s) counsel(s) (United States and foreign) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus or final Prospectus, any amendments and supplements thereto and the mailing and delivering of copies thereof to the purchasers of the Registrable Securities; (ii) the cost of printing or producing any Blue Sky or legal investment memoranda, any selling agreements and any other documents approved by GS Group in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (iii) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of one counsel selected by GS Group in connection with any Blue Sky and legal investment surveys; (iv) the filing fees incident to, and the fees and disbursements of one counsel selected by GS Group in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; and (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE, or the listing of such shares on any other securities exchange, pursuant to Section 4(g) hereof. The Participating Limited Partners shall pay their own expenses (including all counsel fees), except that GS Group, in its sole discretion, may pay the fees and expenses of one, but not more than one, counsel retained by the Participating Limited Partners and approved by GS Group. Without limiting the generality of the prior sentence, the Participating Limited Partners that are the holders of the Registrable Securities to be sold pursuant to the Registration Statement shall pay all agency fees and commissions, underwriting discounts and commissions, and stock transfer taxes attributable to the sale of their Registrable Securities.
     7. Indemnification and Contribution.
          (a) Indemnification by GS Group. In connection with any registration of Registrable Securities under the Securities Act, GS Group shall, and it hereby agrees to, indemnify and hold harmless each Participating Limited Partner and each underwriter, selling agent or other securities professional, if any, that participates in the disposition of Registrable Securities as provided herein, and each of their respective officers and directors and each person who controls such Participating Limited Partner, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”) (each such person being sometimes referred to as an “Indemnified Person”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Securities are registered under the Securities Act, or any preliminary prospectus or Prospectus contained therein or furnished by GS Group to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and GS Group hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that GS Group shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or preliminary prospectus or Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to GS Group by such Indemnified Person expressly for use therein; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus, Prospectus or amendment or supplement thereto shall not inure to the benefit of any Indemnified Person from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities, or any person controlling such Indemnified Person, if a copy of the Prospectus (as then amended or supplemented if GS Group shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Indemnified Person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, GS Group may request any underwriter, selling agent or other securities professional that participates in the disposition of Registrable Securities to provide GS Group with an undertaking, reasonably satisfactory to GS Group, to the effect provided in Section 7(b) hereof, and to comply with Sections 7(c), (d), (e) and (f) hereof as applicable, and if GS Group requests such an undertaking from any such person, GS Group shall have no obligation to provide indemnification, reimbursement or contribution to such person (or to any of its officers, directors or control persons) under this Section 7 unless GS Group has received such undertaking.
          (b) Indemnification by the Participating Limited Partners. Each Participating Limited Partner that participates in the disposition of Registrable Securities, and each underwriter, selling agent or other securities professional from whom GS Group requests an undertaking pursuant to the last sentence of Section 7(a) hereof, severally and not jointly, agrees to (i) indemnify and hold harmless GS Group, its directors and officers who sign the Registration Statement and each person, if any, who controls GS Group within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which GS Group or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary prospectus or Prospectus contained therein or furnished by GS Group to any such Participating Limited Partner, underwriter, selling agent or other securities professional, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished in writing to GS Group by such Participating Limited Partner, underwriter, selling agent or other securities professional, as applicable, expressly for use therein, and (ii) reimburse GS Group for any legal or other expenses reasonably incurred by GS Group in connection with investigating or defending any such action or claim.
          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under paragraph (a) or (b). In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 7 (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) Contribution. If for any reason the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnifying parties and the indemnified parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Participating Limited Partners or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Participating Limited Partners and any underwriters, selling agents or other securities professionals under this Section 7(d) to contribute shall be several in proportion to the amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.
          (e) Limitation on Liability. Notwithstanding any other provision of this Section 7, in no event will any (i) Participating Limited Partner be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Participating Limited Partner from the sale of such Participating Limited Partner’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to the Registration Statement and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the amount by which the sales price of the Registrable Securities which they participated in selling exceeds any amount of damages such underwriter, selling agent or securities professional has otherwise been required to pay as a result of such untrue or alleged untrue statement or omission or alleged omission.
          (f) Remedies Not Exclusive. The obligations of GS Group under this Section 7 shall be in addition to any liability which GS Group may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 7 shall be in addition to any liability which such Indemnified Person may otherwise have to GS Group. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
     8. Governing Law; Arbitration.
          (a) THIS INSTRUMENT SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.
          (b) Any dispute, controversy or claim arising out of or relating to provisions of this Agreement shall be finally settled by arbitration in New York City before, and in accordance with the rules then applying of, the NYSE, or if the NYSE declines to arbitrate the matter or the matter is not otherwise arbitrable before it, the American Arbitration Association (“AAA”) in accordance with the commercial arbitration rules of the AAA.
     9. Registered Address; Notices. All notices and other communications hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Participating Limited Partners, at their addresses as set forth in the records of the Fund, or at such other address as a Participating Limited Partner shall furnish to GS Group in writing, (b) if to the Fund, at c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: General Counsel, or (c) if to GS Group, at 85 Broad Street, New York, New York 10004, Attention: General Counsel, or at such other address as GS Group shall have furnished to the Participating Limited Partners in writing.
     10. Parties in Interest. Subject to execution of a counterpart hereto as set forth in Section 2 hereof, each Participating Limited Partner shall be entitled to receive the benefits of this Agreement and shall be bound by the terms and provisions of this Agreement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by, but only by, GS Group, the Fund, the Participating Limited Partners and the respective successors and assigns of GS Group and any Participating Limited Partner. Rights and obligations hereunder of any Participating Limited Partner may not be assigned or otherwise transferred to any other person without the prior written consent of GS Group, which may be withheld in its sole discretion and, if granted, may be conditioned, among other things, on such transferee’s agreement to be bound by the provisions hereof.
     11. Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Participating Limited Partner, any director, officer, partner or trustee of such Participating Limited Partner, any underwriter, agent or other securities professional or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive the transfer of the Registrable Securities by such Participating Limited Partner.
     12. Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument duly executed by GS Group and the Fund. In the case of any amendment or waiver that materially and adversely affects the rights of a Participating Limited Partner, such amendment or waiver must be approved by the Participating Limited Partners holding not less than a majority of the shares of Registrable Stock held by the materially and adversely affected Participating Limited Partners, except that the approval of each materially and adversely affected Participating Limited Partner must be obtained with respect to any amendment to, or waiver of, the indemnification or contribution provisions of this Agreement in order for such amendment to be applicable to such Participating Limited Partner.

     IN WITNESS WHEREOF, GS Group and the Fund have executed and delivered this Agreement as of the date first above written.

THE GOLDMAN SACHS GROUP, INC.

By:

Name:
Title:

GOLDMAN SACHS 20 EXCHANGE PLACE FUND, L.P.

By:	Goldman Sachs 20 Exchange Place Advisors, L.L.C., its general partner

By:	The Goldman Sachs Group, Inc., its sole member

By:

Name:
Title: